SECURITY AGREEMENT


     SECURITY AGREEMENT made this 30th day of September, 2001 by and between Vizacom Inc. ( "Debtor"), a Delaware corporation with its principal place of business located at 3512 Veterans Memorial Highway, Bohemia, New York 11716, and Kaufman & Moomjian, LLC (the "Secured Party"), a New York professional limited liability company having its principal place of business at 50 Charles Lindbergh Boulevard, Mitchel Field, New York 11553.

     WHEREAS, Debtor and SpaceLogix, Inc. ("SpaceLogix" and together with Debtor, the "Merger Parties"), a Delaware corporation, have executed a non-binding Letter of Intent (the "LOI") which contemplates the merger of SpaceLogix into Debtor or one of Debtor's subsidiaries (the "Merger") pursuant to the terms of a merger agreement (the "Merger Agreement") to be negotiated by the Merger Parties;

     WHEREAS, in contemplation of the Merger, Debtor has requested SpaceLogix to provide a loan in the aggregate principal amount of up to $650,000 in three separate installments (the "Loan," and each installment thereof, an "Installment") pursuant to the terms and conditions of a Loan Agreement between the Merger Parties dated as of September 14, 2001 (the "Loan Agreement");

     WHEREAS, to secure the Loan, Debtor granted a security interest (the "Spacelogix Interest") in the Collateral (as defined herein) to SpaceLogix upon the terms and conditions contained in a security agreement between the Merger Parties dated as of September 14, 2001;

     WHEREAS, the SpaceLogix Interest shall be senior to the security interest granted to Secured Party pursuant to this Security Agreement until the closing of the Merger, at which time the SpaceLogix Interest shall terminate;

     WHEREAS, PWR Systems, Inc. ("PWR"), a wholly-owned subsidiary of Debtor, owes David N. Salav and Vincent DiSpigno (the "PWR Parties") an aggregate of 306,824 pursuant to certain promissory notes (the "PWR Notes") made in their favor, the payment of which has been guaranteed by Debtor;

     WHEREAS, Debtor granted a security interest (the "PWR Interest") to the PWR Parties in the Collateral to secure payment of the PWR Notes upon the terms and conditions contained herein;

     WHEREAS, the security interest granted to the PWR Parties is junior to the interest granted to the Secured Party;

     WHEREAS, Debtor owes Secured Party $739,654.85 (the "Fees") in payment of services rendered and expenses incurred through August 31, 2001;

     WHEREAS, in contemplation of the Merger, Debtor has agreed to the payment and satisfaction of the Fees pursuant to the terms and conditions of that certain agreement (the "K&M Agreement"), dated as of September 30, 2001 between Debtor and Secured Party; and

     WHEREAS, Debtor is willing to grant a security interest in certain of its assets to secure payment of the Fees upon the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

     1. Security Interest. Debtor hereby grants to Secured Party a security interest in the Collateral (as defined herein) to secure payment of the Fees evidenced by the promissory note issued to Secured Party on the date hereof in the aggregate principal amount of $439,654.85 (the "Note").

     2. Description of Collateral. The collateral subject to this Security Agreement is all of Debtor's right, title and interest in and to that certain promissory note issued by Serif Inc. in favor of Debtor, dated March 31, 2001, in the original aggregate principal amount of $987,500 (the "Collateral").
----------

     3.  Obligations of Debtor.   Debtor  hereby covenants, represents, warrants
and agrees that:

     (a) On or prior to January 20, 2002, so long as no Event of Default has occurred and is continuing under the Promissory Note, dated September 17, 2001, issued by Debtor to SpaceLogix, or after January 20, 2002 promptly if any Event of Default in existence on such date is subsequently cured, Debtor shall execute and deliver to Serif Inc. the irrevocable instruction letter attached hereto as Exhibit A.

     (b) Subject to the SpaceLogix Interest, Debtor shall, at no cost or expense to Secured Party, defend Secured Party's right, title and interest in and to the Collateral, and defend the Collateral against all other claims or demands of any other party and all other liabilities of any nature whatsoever;

     (c) Subject to the SpaceLogix Interest and the PWR Interest, the Collateral is free and clear from, and is not subject to, any assignment, security interest, mortgage, pledge, lien, levy for taxes (other than for taxes not yet due and payable) or other assessments, interest, charge, adverse claim or other encumbrance, including any financing statement or other document filed in any public office ("Encumbrance"), and Debtor shall keep and maintain the Collateral, and each part thereof, free and clear of any Encumbrance which is not subordinate to the security interest granted hereunder, and shall not create nor permit to remain any such Encumbrance;

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


     (d) Debtor shall duly and promptly pay and discharge when due and payable, or cause to be paid and discharged all taxes, assessments and governmental charges or levies upon or against it or its profits, income, properties or assets;

     (e) Debtor, at its sole cost and expense, shall execute and deliver, or cause to be duly executed and delivered, such instruments and documents, and do and cause to be done such acts and things, as Secured Party may at any time reasonably request to enforce, perfect and protect its security interest in the Collateral as herein provided and its rights and remedies with respect to the Collateral;

     (f) Subject to the SpaceLogix Interest, the Collateral, or any part thereof, will not be sold, assigned, conveyed, transferred or disposed of, or become subjected to any subsequent interest of any party senior to the interest of Secured Party, except pursuant to the Security Agreement between the Debtor and PWR;

     (g) Debtor shall take any and all actions, including making any necessary filings, required or requested by K&M to assure that the K&M Interest is at all times senior to the PWR Interest and that the PWR Interest is subordinated in all respects to the K&M Interest;

     (h) Debtor shall keep and maintain at all times true and complete books, records and accounts in accordance with normal business practices; and

     (i) Debtor shall pay and reimburse Secured Party for all costs and expenses (including attorneys' fees, legal expenses, and advances and expenditures for recording and filing fees, if any) in connection with perfection and protection of Secured Party's security interest hereunder (other than the recording and filing of UCC-1 financing statements, for removal of any encumbrance from the Collateral, for curing, correcting or remedying any Event of Default hereunder, or for protection, preservation, maintenance and repair of the Collateral) incurred by Secured Party in connection with the exercise by Secured Party of any of its rights and remedies under this Security Agreement in enforcing, perfecting or protecting its interests under this Security Agreement.

     4. Events of Default. The occurrence of any of the following events with respect to Debtor shall constitute an event of default on the part of Debtor hereunder (an "Event of Default"):

     (a) failure by Debtor to pay the principal or interest of the Note or any installment thereof when due, whether on the date fixed for payment or by acceleration or otherwise; provided, however, that failure to pay any principal or interest when due shall not be an Event of Default if such overdue payment is paid within ten business days of such due date; or

     (b) if Debtor or any other authorized person or entity shall take any action to effect a dissolution, liquidation or winding up of Debtor; or

     (c) if Debtor shall make a general assignment for the benefit of creditors or consent to the appointment of a receiver, liquidator, custodian, or similar official of all or substantially all of its properties, or any such official is placed in control of such properties, or Debtor shall commence any action or proceeding or take advantage of or file under any federal or state insolvency statute, including, without limitation, the United States Bankruptcy Code or any political subdivision thereof, seeking to have an order for relief entered with respect to it or seeking adjudication as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, administration, a voluntary arrangement, or other relief with respect to it or its debts; or

     (d) there shall be commenced against Debtor any action or proceeding of the nature referred to in paragraph (c) above or seeking issuance of a warrant of attachment, execution, distraint, or similar process against all or any substantial part of the property of Debtor, which results in the entry of an order for relief which remains undismissed, undischarged or unbonded for a period of sixty days.

     5. Secured Party's Rights and Remedies. Upon the occurrence of an Event of Default, Secured Party shall have and may exercise all of the rights and remedies provided by the Uniform Commercial Code at the date of execution of this Security Agreement, and any other applicable law, and, in conjunction with, in addition to, or in substitution therefor, Secured Party shall have and may exercise the following rights and remedies:

     (a) Upon demand by Secured Party, the Fees shall be immediately due and payable in full;

     (b) Subject to the SpaceLogix Interest, Secured Party may (but shall not be required), alone or in conjunction with Debtor, take any or all action necessary to collect or receive any money or property at any time payable or receivable on account of or in exchange for the Collateral; and

     (c) Subject to the SpaceLogix Interest, Secured Party may require Debtor to pay and deliver to Secured Party, immediately upon collection and receipt thereof by Debtor, all proceeds arising from the Collateral, or may require Debtor to deposit all such proceeds in a bank selected by Secured Party in a collateral account acceptable to Secured Party. Until the proceeds from the Collateral have been paid and delivered to Secured Party or deposited in the bank as hereinabove provided, Debtor shall hold such proceeds for and on behalf of Secured Party separate and apart from Debtor's other funds or property, and shall not mingle such proceeds with any other such funds or property.

     7.  Other Provisions.

     (a) Secured Party may waive any default, or remedy any default in any reasonable manner, without waiving such default remedied and without waiving any other prior or subsequent default; and Secured Party may waive or delay the exercise of any right or remedy under this Security Agreement without waiving that right or remedy or any other right or remedy hereunder;

     (b) This Security Agreement shall be binding upon, and shall inure to the benefit of, the respective heirs, executors, administrators, successors and assigns of the parties hereto;

     (c) Each of the foregoing instruments, covenants and warranties on the part of Debtor shall be deemed and construed to be on a continuing basis and shall survive the execution and delivery of this Security Agreement;

     (d) All notices, demands, requests and other communications required or otherwise given under this Security Agreement shall be in writing and shall be deemed to have been duly given if: (i) delivered by hand against written receipt therefor, (ii) forwarded by a third party company or governmental entity providing delivery services in the ordinary course of business which guarantees delivery the following business day, (iii) mailed by registered or certified mail, return receipt requested, postage prepaid, or (iv) transmitted by facsimile transmission electronically confirmed for receipt, in full, by the other party no later than 5:00 pm, local time, on the date of transmission, addressed as follows:

     If to Debtor to:           3512 Veterans Memorial Highway
                                Bohemia, New York 11716
                                Attention: President
                                Facsimile: (631) 580-5489

     If to Secured Party to:    Kaufman & Moomjian, LLC
                                50 Charles Lindbergh Boulevard - Suite 206
                                Mitchel Field, New York 11553
                                Attention: Neil M. Kaufman, Esq.
                                Facsimile: (516) 222-5110


or at such other address as such party shall have furnished to each of the other parties hereto in accordance with this Section 6(d). Each such notice, demand, request or other communication shall be deemed given (i) on the date of such delivery by hand, (ii) on the first business day following the date of such delivery to the overnight delivery service or facsimile transmission, or (iii) three business days following such mailing.

     (e) The provisions of this Security Agreement shall be deemed severable, so that if any provision hereof is declared invalid under the laws of any state where it is in effect or of the United States, all other provisions of this Security Agreement shall continue in full force and effect;

     (f) This Security Agreement shall not be modified or amended or any provision hereof waived except in writing executed by both parties hereto; and


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


     (g) This Security Agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to its conflicts of law principles.

     IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have executed and delivered this Security Agreement as of the day and year first above written.

                                                 KAUFMAN & MOOMJIAN, LLC


                                        By:    /s/ Neil M. Kaufman
                                           -------------------------------------
                                           Name: Neil M. Kaufman
                                           Title: Member


                                                     VIZACOM INC.


                                        By:       /s/ Alan Schoenbart
                                           -------------------------------------
                                           Name:    Alan Schoenbart
                                           Title:   CFO

                                    EXHIBIT A

                              [Vizacom Letterhead]

                                                        [Date]

Serif Inc.
[address]

Gentlemen:

                  Vizacom Inc. ("Vizacom") hereby irrevocably instructs you to pay $25,000 of the monthly amount due under the Promissory Note (the "Note"), dated March 31, 2001, issued by Serif Inc. in favor of Vizacom directly to Kaufman & Moomjian, LLC ("K&M") commencing as of the date hereof, unless or until (i) otherwise instructed in writing by K&M or (ii) receipt of written notice from SpaceLogix, Inc. that an Event of Default has occurred and is continuing under the Promissory Note, dated September 17, 2001, issued by Vizacom to SpaceLogix, as follows:

                      [Insert wire transfer instructions]


                                               VIZACOM INC.


                                               By:
                                                  -----------------------------
                                                  Name:
                                                  Title:

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